99.1


                              COOPERATION AGREEMENT

      Cooperation Agreement (this "Agreement") dated March 3, 2006, among Mediscience Technology Corp., a New Jersey corporation ("Mediscience"), Peter Katevatis ("Katevatis", the Chairman and Chief Executive Officer of Mediscience, each with an office at 1235 Folkestone Way, Cherry Hill NJ 08034, Alfanix Technology, Ltd., a New York corporation ("Alfanix"), and Robert R. Alfano ^Alfano"), the President and Chief Executive Officer of Alfanix, each with an office at 3777 Independence Avenue, Riverdale, NY 10463.

                                    RECITALS:

WHEREAS, Mediscience and Alfanix (collectively, the "Corporate Parties" and individually, a "Corporate Party"), desire to create a contractual, corporate, mutually operational/oversight relationship between the Corporate Parties whereby both focus their attention and respective resources on Cancer Diagnostic Ratiometer ("CD-R") technology, the successful FDA clinical trials of the CD-R and subsequent initial and continual market entry of Mediscience's broad IP platform applications; and

WHEREAS, Mediscience owns certain worldwide, irrevocable licenses in technology and wishes to enter into this Agreement to accelerate the commercialization of this technology with the help of Alfanix; and

WHEREAS, Alfanix acknowledges that Mediscience's defined field of use of its technology (the "Field of Use") is medical applications for cancer diagnosis using fluorescence related to and embodied in the CD-R technology; and

WHEREAS, Mediscience is a public company whose shares of common stock are admitted to trading on the OTC Bulleting Board under the symbol "MDSC.BB"; and

WHEREAS, because Mediscience as a public company, it is in the best position to secure funding for the Corporate Parties; and

WHEREAS, Alfanix represents extremely valuable and continual operational support and professional shop knowledge under the supervision of Alfano, which are not available in any one individual; and ,,

WHEREAS, the Corporate Parties recognize that the synergy between them is regarded as vital for the Mediscience paradigm IP technology of molecular optical fluorescence spectroscopy for cancer diagnosis; and

WHEREAS, Mediscience desires the operational/oversight relationship with Alfanix to enhance significant and potential funding efforts, and to continue the desired market entry of the CD-R as Mediscience's first of a number of Mediscience-desired IP platform applications in its Field of Use. NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Katevatis and

Alfano (collectively, the "Individual Parties" and individually, an "Individual Party") and the Corporate Parties hereby agree as follows intending to be legally bound.

l.In order to facilitate the ability of Mediscience to raise the substantial funds that will be required for the clinical trials of the CD-R, the Individual Parties hereby agree to waive their respective anti-dilution rights, if and to the extent necessary in the opinion of the investment banking firm to be retained by Mediscience to raise up to $10,000,000 (the "Investment Banker"). At present, it appears that Source Capital Group, Inc. ("Source") will be the Investment Banker, but the foregoing sentence shall apply to whatever Investment Banker is ultimately retained by Mediscience. Such waivers of anti-dilution rights shall not become effective until the investment banking firm has submitted suggessted terms of the "bridge" financing and such terms have been approved by Mediscience.

2 In order to facilitate the ability of Mediscience to raise the substantial funds that will be required for the clinical trials of the CD-R, Alfanix hereby agrees, at Mediscience expense, to reasonably participate and conduct a reasonable number of presentations on behalf of Mediscience of the CD-R technology to the Investment Banker and any of its potential investors.


3 For adequate consideration and Mediscience's best interests Katevatis hereby agrees to step down as Chief Executive Officer to be compensated Chairman of Mediscience to allow for the election of an experienced Chief Executive Officer by the Board of Directors of Mediscience.

4 The Individual Parties hereby express their solidarity with respect to the accrued but unpaid amounts due to each of the Individual Parties by Mediscience, as such amounts are disclosed in the Annual Report on Form 10-KSB of Mediscience for its fiscal year ended February 28, 2005. The Individual Parties hereby jointly appeal to the investment banker to be retained by Mediscience to have both the contemplated "bridge" financing and "permanent" financing oversubscribed, with the funds derived from such oversubscriptions above $6,000,000 to be used to pay down a minimum of $250,000 of the approximately $1,500,000 owed by Mediscience to each of the Individual Parties. The Individual Parties hereby further express their solidarity by agreeing to share equally all funds made available by the Board of Directors of Mediscience to pay down the amounts owed to the Individual Parties.

5 Alfanix will contractually assist Mediscience, on a best effort basis, in supervising the construction of FDA-required CD-R units, and improving the algorithms used by the CD-Rs, by testing the CD-R unit and developing algorithms in the Dominican Republic, and other jointly approved Latin American Countries (e.g. Ecuador and Mexico) as sampling zones for the examination of women with cervical cancer.

6 Alfanix will supply a budget to be paid/compensated on a negotiated basis for what it is asked and agrees to do for Mediscience related to the CD-R contract including, without limitation, training in the operation of the CD-R any Mediscience personnel and/or principal investigators participating in the clinical trials in the United States of the CD-R.

7 Mediscience will supply a budget upon the request of Alfanix to be paid/compensated on a negotiated basis for what it is asked and agrees to do for Alfanix

8. Mediscience will include in its three-year budget line items to support work Alfanix is asked to perform by Mediscience.

9 Alfanix notes that recently, new IP and pending patent applications cover new aspects of emission spectroscopy for tissue diagnoses with Stokes-Shifted fluorescence spectroscopy and combination of fluorescence and phosphorescence spectroscopy for cancer diagnosis, respectively. Under a separate contract, Alfanix will determine how to adapt the Stokes-Shifted or phosphorescent patents to the CD-R for cancer diagnosis and then, if suitable, Alfanix will build and test the new units. These new Mediscience IP properties may expand upon the seminal fluorescence work that the current Mediscience CD-R unit is based on.

10. Mediscience hereby hires Alfanix to manage the construction of 8 CD-Rs for which Mediscience hereby agrees to pay Alfanix $200,000 per year for a minimum of three years. At Mediscience's option, Alfanix will arrange and submit its itemized budget with deliverables for 8 CD-Rs to be constructed at CCNY on best effort basis at a fixed cost of $611,000.

11. To establish relationships in Latin America, Mediscience hereby agrees to pay Alfanix $15,000 concurrently with the execution and delivery of this Agreement and to pay Alfanix an additional $15,000 upon the earlier to occur of
(i) 60 days after the date of this Agreement and (ii) the receipt by Mediscience of at least $500,000 in "bridge" financing.

12 Subject to Mediscience's receipt of at least $2,000,000 in "permanent" financing and Alfanix's obtaining all required approvals to do so, Mediscience hereby agrees to pay Alfanix $351,000 to conduct a one-year program in the Dominican Republic to arrange and supervise the examination of a population of women believed to have a higher incidence of cervical cancer than a similarly-sized group in the United States. The purpose of this program is to enable Alfanix to determine optimal algorithms for use of the CD-R to detect cervical cancer. Mediscience hereby agrees, at its own expense, to provide Alfanix with two CR-Rs and liability insurance that covers Alfanix and those using the CD-Rs in the Dominican Republic for this one-year program. Mediscience also hereby agrees, at its own expense, to provide Alfanix and those using the CD-Rs in the United States with liability insurance coverage.

13. Subject to Mediscience's receipt of at least $4,000,000 in "permanent" financing (including the $2,000,000 referred to in Section 12) and Alfanix's obtaining all required approvals to do so, Mediscience hereby agrees to pay Alfanix $351,000 to conduct a one-year program in another Latin American country (expected to be either Ecuador or Mexico) to arrange and supervise the examination of a population of women believed to have a higher incidence of cervical cancer than a similarly-sized group in the United States. The purpose of this program is to further enable Alfanix to determine optimal algorithms for use of the CD-R to detect cervical cancer. Mediscience hereby agrees, at its own expense, to provide liability insurance that covers Alfanix and those using the CD-Rs in such second Latin American country. Mediscience hereby grants Alfanix the right to use one of the CD-Rs made available to Alfanix pursuant to Section 12 in this second program or to have up to two additional CD-Rs manufactured at CCNY at the expense of Mediscience. Alfanix agrees to arrange on best effort basis for the manufacture of these additional CD-Rs at CCNY at a fixed cost of $76,375 each.

14. Mediscience hereby agrees to grant Alfanix the exclusive right to sell CD-Rs in the

Dominican Republic, on proof of documented official Government approval to sell CD-Rs in the Dominican Republic for medical use or research. Mediscience hereby grants Alfanix the nonexclusive right to sell CD-Rs in Ecuador and Mexico, which right becomes exclusive on proof of documented official Government approval to sell CD-Rs in such countries for medical use or research. Mediscience hereby agrees to grant Alfanix the exclusive right to sell CD-Rs in each other Latin American country on proof of documented official Government approval in such country to sell CD-Rs in such country for medical use or research. If there exists a reciprocity agreement among any Latin American countries where CD-Rs could be marketed then exclusive rights will be granted for each such country.

15. Alfanix hereby represents to Mediscience that it does not have any agreement to provide similar management and/or consulting services to any other party, firm, company or project on matters using fluorescence for diagnosis of cervical cancer.

16. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be.

17. The relationship between the Corporate Partners created by this Agreement shall be that of independent contractor, and neither Alfanix nor Mediscience shall have authority to bind or act as agent for the other Corporate Party or its employees for any purpose.

18. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or representative of either Corporate Entity, but may only be amended by a written amendment specifically referring to this Agreement, which is executed on behalf of the Corporate Parties by the Chief Executive Officers thereof and by the Individual Parties if such amendment adversely affects the rights of either Individual Party.

19. The Corporate Parties have prepared a joint press release approved by the Corporate Parties and the Individual Parties (collectively, the "Parties"), a copy of which is attached hereto an Annex A.

20. The Parties intend to be legally bound under the laws of the State of New York without regard to conflict of law issues, and to submit any and all disputes of whatsoever nature to full, final and binding arbitration in the City of New York before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association.

21. The foregoing provisions of this Agreement accurately set forth the goal and objectives of the Parties, and each of the Parties willingly executes this Agreement as of the date first above written.


Mediscience Technology Corp                    Alfanix Technology, Ltd

Name: Peter Katevatis Esq.                     Name: Robert R. Alfano
Title: Chairman and Chief                      Title: President and Chief
Executive Officer                              Executive Officer